UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.                    )
Filed by the Registrant ☐
Filed by a Party other than the Registrant ☑
Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☑ Soliciting Material Pursuant to §. 240.14a-12
TENET HEALTHCARE CORPORATION
(Name of Registrant as Specified in its Charter)
COMMUNITY HEALTH SYSTEMS, INC.
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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☑	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i) (4) and 0-11.
1.	Title of each class of securities to which transaction applies:

2.	Aggregate number of securities to which transaction applies:

3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4.	Proposed maximum aggregate value of transaction:

5.	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
1.	Amount previously paid:

2.	Form, Schedule or Registration Statement No.:

3.	Filing Party:

4.	Date Filed:

Forward-Looking Statements
Any statements made in this communication that are not statements of historical fact, including statements about our beliefs and expectations, including any benefits of the proposed acquisition of Tenet Healthcare Corporation (“Tenet”), are forward-looking statements within the meaning of the federal securities laws and should be evaluated as such. Forward-looking statements include statements that may relate to our plans, objectives, strategies, goals, future events, future revenues or performance, and other information that is not historical information. These forward-looking statements may be identified by words such as “anticipate,” “expect,” “suggest,” “plan,” believe,” “intend,” “estimate,” “target,” “project,” “could,” “should,” “may,” “will,” “would,” “continue,” “forecast,” and other similar expressions.
These forward-looking statements involve risks and uncertainties, and you should be aware that many factors could cause actual results or events to differ materially from those expressed in the forward-looking statements. Factors that may materially affect such forward-looking statements include: our ability to successfully complete any proposed transaction or realize the anticipated benefits of a transaction, our ability to obtain stockholder, antitrust, regulatory and other approvals for any proposed transaction, or an inability to obtain them on the terms proposed or on the anticipated schedule, uncertainty of our expected financial performance following completion of any proposed transaction and other risks and uncertainties referenced in our filings with the Securities and Exchange Commission (the “SEC”). Forward-looking statements, like all statements in this communication, speak only as of the date of this communication (unless another date is indicated). We do not undertake any obligation to publicly update any forward-looking statements, whether as a result of new information, future events, or otherwise.
Additional Information
This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities. This communication relates to a business combination transaction with Tenet proposed by Community Health Systems, Inc. (“CHS”), which may become the subject of a registration statement filed with the SEC. CHS intends to file a proxy statement with the SEC in connection with Tenet’s 2011 annual meeting of shareholders. Any definitive proxy statement will be mailed to shareholders of Tenet. This material is not a substitute for any prospectus, proxy statement or any other document which CHS may file with the SEC in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ ANY SUCH DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Such documents would be available free of charge through the web site maintained by the SEC at www.sec.gov or by directing a request to Community Health Systems, Inc. at 4000 Meridian Boulevard, Franklin, TN 37067, Attn: Investor Relations.

Participant Information
CHS and its directors, executive officers and nominees may be deemed to be participants in the solicitation of proxies in connection with Tenet’s 2011 annual meeting of shareholders. The directors of CHS are: Wayne T. Smith, W. Larry Cash, John A. Clerico, James S. Ely III, John A. Fry, William N. Jennings, M.D., Julia B. North and H. Mitchell Watson, Jr. The executive officers of CHS are: Wayne T. Smith, W. Larry Cash, David L. Miller, William S. Hussey, Michael T. Portacci, Martin D. Smith, Thomas D. Miller, Rachel A. Seifert and T. Mark Buford. The nominees of CHS are: Thomas M. Boudreau, Duke K. Bristow, Ph.D., John E. Hornbeak, Curtis S. Lane, Douglas E. Linton, Peter H. Rothschild, John A. Sedor, Steven J. Shulman, Daniel S. Van Riper, David J. Wenstrup, James O. Egan, Jon Rotenstreich, Gary M. Stein and Larry D. Yost. CHS and its subsidiaries beneficially owned approximately 420,000 shares of Tenet common stock as of January 7, 2011. Additional information regarding CHS’s directors and executive officers is available in its proxy statement for CHS’s 2010 annual meeting of stockholders, which was filed with the SEC on April 9, 2010. Other information regarding potential participants in such proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement that CHS intends to file with the SEC in connection with Tenet’s 2011 annual meeting of shareholders.

On February 25, 2011, Wayne T. Smith, Chairman and Chief Executive Officer of Community Health Systems, Inc. (“CHS”), spoke during CHS’s fourth-quarter and year-end 2010 earnings conference call. Some of his remarks included a discussion of CHS’s proposed acquisition of Tenet Healthcare Corporation (“Tenet”) and the expected proxy solicitation in connection with Tenet’s 2011 annual meeting of shareholders. Below are excerpts from the transcript of the conference call relating to Tenet.
*****
Wayne Smith, CHS: I would like to just quickly update you on the status of our purchase of Tenet Healthcare. As you are aware, right before Christmas we announced that we intended to propose a slate of directors for election at Tenet’s 2011 annual meeting. Initially, we had a window to nominate this slate from January 4th through February 3rd. Due to the change in date of Tenet’s shareholder meeting, we had to put forth our nominees by January 14th. We did, in fact, put forth ten names to stand for election at the annual meeting, the date of which Tenet has moved six months to November 3rd. We have very capable investment banks assisting us with financing M&A activity at Credit Suisse and Goldman Sachs. Goldman was recently added to our team. We continue to be encouraged and enthusiastic about this great opportunity.
*****
Frank Morgan, RBC Capital Markets: In terms of your pursuit of Tenet, does that in any way affect your normal acquisition activity of smaller onesy, twosies?
Wayne Smith, CHS: The Tenet acquisition would just be additive. It’s nothing that we’re concerned about in terms of, we are going to continue to do business as we have been. But we absolutely continue to be excited and we think there’s a great opportunity here in terms of acquiring Tenet. We think it works. It works extremely well in terms of the things that we think we can accomplish. So I think we’re on track, with or without, we have the capability, we have the financial capability, to do both. And so we’ll just continue to take advantage of those opportunities.

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